[MALONE & BAILEY, PLLC]


                       Consent of Independent Auditors
                       -------------------------------

Board of Directors
Cybertel Communications Corporation

We hereby consent to the incorporation by reference in this Form S-3 Registration Statement of our report dated March 25, 2002 relating to the consolidated financial statements of Cybertel Communications Corporation for the year ended December 31, 2001 appearing in the Company's Form 10-KSB.

May 14, 2002

Malone & Bailey, PLLC                    /s/ Malone & Bailey, PLLC
www.malone-bailey.com
Houston, Texas